Exhibit 99.1

For Immediate Release

FOG CUTTER CAPITAL GROUP INC. MAKES LONG-TERM ADDITIONAL INVESTMENT IN FATBURGER

PORTLAND, Ore.— May 13, 2004 – Fog Cutter Capital Group Inc. (Nasdaq: FCCG) announced that it has increased its investment in Fatburger Holdings Inc. (“Fatburger”) and has entered into a long-term association with the expanding restaurant chain.

Fatburger currently operates or franchises 56 hamburger restaurants located in California, Nevada, Arizona, Florida, Colorado and Washington.  Fatburger has plans to open additional restaurants, including expansion into Oregon, Louisiana, Georgia, New York, Ohio, New Jersey, Texas, Missouri, Kansas, Pennsylvania, West Virginia, Virginia, North Carolina, South Carolina, and Michigan.  Franchisees currently own and operate about half of the Fatburger locations. Fatburger has agreements for approximately 250 new franchise restaurants.

Known for their cook to order gourmet hamburgers, the 50’s-style restaurants also offer a variety of side orders and sandwiches.  In 1952, Lovie Yancey opened the first Fatburger stand in Los Angeles when “fat” was used as slang for “good.”  There are more than 500 employees working at various Fatburger owned and franchise locations.

In August 2003, Fog Cutter announced the completion of a $5.4 million investment and financing package for Fatburger.  At the time, Fog Cutter’s investment included the purchase of convertible preferred stock and redeemable convertible preferred stock.  Subsequently, during the first quarter of 2004, Fog Cutter also funded a $1 million line of credit for Fatburger.  Under the terms of the new transaction, Fog Cutter has invested an additional $2 million in cash, and exchanged the amounts due under its $1 million line of credit, both for additional preferred stock of Fatburger.

As a result of the new investment, Fog Cutter will continue to have a majority of the voting control of Fatburger.  The investment consists of three classes of preferred stock:

•                  Series A-1 Preferred, which is convertible into common stock equaling a fully diluted 35% ownership interest in Fatburger;

•                  Series A-2 Preferred, which is convertible into common stock equaling a fully diluted 15% ownership interest in Fatburger; and

•                  Series D Preferred, which is redeemable by Fatburger for approximately $10 million, plus accrued dividends of 20% annually.

The new structure eliminates the scheduled redemption dates that had been a part of the initial investment by Fog Cutter.  “We wanted to take a longer-term position with Fatburger,” explained Fog Cutter chairman and chief executive officer, Andrew Wiederhorn.  “Fatburger was in discussions with other potential investors to complete the scheduled redemption of our investment.  However, because we are optimistic about the long-term value of the Fatburger concept, we agreed to participate under a more permanent structure.  We anticipate significant growth in the opening of new franchise and corporate owned stores in the next several years.”

Fog Cutter Capital conducts its operations in three business segments: (1) restaurant operations; (2) commercial real estate mortgage brokerage operations and (3) real estate, merchant banking and finance operations.  The Company is headquartered in Portland, Oregon and maintains offices in New York, Los Angeles and London.

FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS CONTAINED HEREIN MAY NOT BE BASED ON HISTORICAL FACTS AND ARE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  FORWARD-LOOKING STATEMENTS WHICH ARE BASED ON VARIOUS ASSUMPTIONS (SOME OF WHICH ARE BEYOND THE COMPANY’S CONTROL) MAY BE IDENTIFIED BY REFERENCE TO A FUTURE PERIOD OR PERIODS, OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY, SUCH AS “MAY,” “WILL,” “BELIEVE,” “EXPECT,” “ANTICIPATE,” “CONTINUE,” OR SIMILAR TERMS OR VARIATIONS ON THOSE TERMS, OR THE NEGATIVE OF THOSE TERMS.  ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN FORWARD-LOOKING STATEMENTS DUE TO A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO, THOSE RELATED TO THE ECONOMIC ENVIRONMENT, PARTICULARLY IN THE MARKET AREAS IN WHICH THE COMPANY OPERATES, THE FINANCIAL AND SECURITIES MARKETS AND THE AVAILABILITY OF AND COSTS ASSOCIATED WITH SOURCES OF LIQUIDITY, COMPETITIVE PRODUCTS AND PRICING, THE REAL ESTATE MARKET, FISCAL AND MONETARY POLICIES OF THE U.S. GOVERNMENT, CHANGES IN PREVAILING INTEREST RATES, ACQUISITIONS AND THE INTEGRATION OF ACQUIRED BUSINESSES, PERFORMANCE OF RETAIL/CONSUMER MARKETS, DETERIORATION IN CONSUMER CREDIT, CREDIT RISK MANAGEMENT, ASSET/LIABILITY MANAGEMENT, THE IMPACT OF ONGOING LITIGATION, AND THE IMPACT OF AN ONGOING INVESTIGATION OF THE COMPANY’S CHIEF EXECUTIVE OFFICER.  EXCEPT AS MAY BE REQUIRED BY LAW, THE COMPANY DOES NOT UNDERTAKE, AND SPECIFICALLY DISCLAIMS ANY OBLIGATION, TO PUBLICLY RELEASE THE RESULTS OF ANY REVISIONS WHICH MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS.